Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
Three months ended December 31, 2022	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Infrastructure	Consolidating Adjustments, Parent & Other	Total
Revenues	$1,425	$1,961	$—	$109	$(40)	$3,455
Cost of sales and other expenses	(808)	(1,378)	(2)	(385)	—	(2,573)
Depreciation and amortization	(252)	(196)	—	(69)	(2)	(519)
Other income (expense), net	24	(3)	—	4	2	27
Income (loss) before interest and tax(1)	389	384	(2)	(341)	(40)	390
Net interest (expense) income	(114)	(61)	—	1	(67)	(241)
Income tax (expense) benefit	(41)	(63)	1	(30)	12	(121)
Equity earnings	—	—	133	247	—	380
Losses attributable to noncontrolling interests	—	—	—	41	—	41
Preferred dividends	—	—	—	—	(11)	(11)
Earnings (losses) attributable to common shares	$234	$260	$132	$(82)	$(106)	$438

Three months ended December 31, 2021	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Infrastructure	Consolidating Adjustments, Parent & Other	Total
Revenues	$1,385	$1,777	$—	$728	$(46)	$3,844
Cost of sales and other expenses	(804)	(1,299)	(2)	(346)	4	(2,447)
Aliso Canyon litigation and regulatory matters	—	(22)	—	—	—	(22)
Depreciation and amortization	(230)	(183)	—	(63)	(3)	(479)
Gain on sale of asset	—	—	—	—	36	36
Other income (expense), net	3	(12)	—	(8)	23	6
Income (loss) before interest and tax(1)	354	261	(2)	311	14	938
Net interest expense	(105)	(38)	—	(58)	(202)	(403)
Income tax expense	(33)	(25)	—	(74)	(12)	(144)
Equity earnings	—	—	139	182	—	321
(Earnings) losses attributable to noncontrolling interests	—	—	—	(98)	1	(97)
Preferred dividends	—	—	—	—	(11)	(11)
Earnings (losses) attributable to common shares	$216	$198	$137	$263	$(210)	$604
(1)     Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments’ performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

SEMPRA ENERGY
Table F (Unaudited)

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
Year ended December 31, 2022	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Infrastructure	Consolidating Adjustments, Parent & Other	Total
Revenues	$5,838	$6,840	$—	$1,919	$(158)	$14,439
Cost of sales and other expenses	(3,407)	(4,882)	(6)	(1,642)	74	(9,863)
Aliso Canyon litigation and regulatory matters	—	(259)	—	—	—	(259)
Depreciation and amortization	(982)	(761)	—	(268)	(8)	(2,019)
Other income (expense), net	92	(8)	—	—	(60)	24
Income (loss) before interest and tax(1)	1,541	930	(6)	9	(152)	2,322
Net interest expense	(444)	(192)	—	(60)	(283)	(979)
Income tax (expense) benefit	(182)	(138)	—	(249)	13	(556)
Equity earnings	—	—	742	756	—	1,498
Earnings attributable to noncontrolling interests	—	—	—	(146)	—	(146)
Preferred dividends	—	(1)	—	—	(44)	(45)
Earnings (losses) attributable to common shares	$915	$599	$736	$310	$(466)	$2,094

Year ended December 31, 2021	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Infrastructure	Consolidating Adjustments, Parent & Other	Total
Revenues	$5,504	$5,515	$—	$1,997	$(159)	$12,857
Cost of sales and other expenses	(3,248)	(3,772)	(6)	(1,196)	67	(8,155)
Aliso Canyon litigation and regulatory matters	—	(1,593)	—	—	—	(1,593)
Depreciation and amortization	(889)	(716)	—	(239)	(11)	(1,855)
Gain on sale of asset	—	—	—	—	36	36
Other income (expense), net	64	(14)	—	(36)	44	58
Income (loss) before interest and tax(1)	1,431	(580)	(6)	526	(23)	1,348
Net interest expense	(411)	(156)	—	(130)	(432)	(1,129)
Income tax (expense) benefit	(201)	310	—	(238)	30	(99)
Equity earnings	—	—	622	671	50	1,343
(Earnings) losses attributable to noncontrolling interests	—	—	—	(147)	2	(145)
Preferred dividends	—	(1)	—	—	(63)	(64)
Earnings (losses) attributable to common shares	$819	$(427)	$616	$682	$(436)	$1,254
(1)     Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments’ performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.